Exhibit 99.1

Investor Contact:	Media Contact:
Andy Milevoj	Cherie Gallarello
(516) 237-4617	cgallarello@1800flowers.com
amilevoj@1800flowers.com

1-800-FLOWERS.COM, Inc. Reports Fiscal 2024 First Quarter Results

Generates Revenues of $269.1 million and a Net Loss of $31.2 million

Gross Profit Margin Improves 450 basis points to 37.9%

Adjusted EBITDA(1) Loss Improves $5.5 million to $22.5 million, Compared with an Adjusted EBITDA Loss of $28.0 million in the Prior Year Period

(1) Refer to “Definitions of Non-GAAP Financial Measures” and the tables attached at the end of this press release for reconciliation of non-GAAP results to applicable GAAP results.

Jericho, NY, November 2, 2023 – 1-800-FLOWERS.COM, Inc. (NASDAQ: FLWS), a leading provider of gifts designed to help inspire customers to give more, connect more, and build more and better relationships, today reported results for its fiscal 2024 first quarter ended October 1, 2023.

Fiscal 2024 First Quarter Highlights

●	Total consolidated revenues decreased 11.4% to $269.1 million, compared with total consolidated revenues of $303.6 million in the prior year period.

●

Gross profit margin increased 450 basis points to 37.9%, compared with 33.4% in the prior year period. The gross profit margin expansion was led by improvements across the Company’s three business segments and most notably within the Gourmet Foods and Gift Baskets segment, which increased 830 basis points to 31.5%. Gross profit margin benefited from lower ocean freight costs, the Company’s strategic pricing initiatives, a decline in certain commodity costs and better inventory management.

●	Operating expenses declined $3.3 million, or 2.3%, from $142.8 million in the prior year period to $139.5 million, as the Company continues to optimize expenses.

●	Net loss for the quarter was $31.2 million, or ($0.48) per share, compared with a net loss of $33.7 million, or ($0.52) per share, in the prior year period.

●	Adjusted EBITDA[1] for the quarter was a loss of $22.5 million, improving $5.5 million, as compared with an adjusted EBITDA[1] loss of $28.0 million in the prior year period.

Jim McCann, Chairman and Chief Executive Officer of 1-800-FLOWERS.COM, Inc., said “Our first quarter performance came in-line with our expectations, benefiting from certain improving macro trends combined with our initiatives to operate more efficiently that led to the significant improvement in gross margin and lower expenses, which helped offset a softer consumer environment.  Most notably, our gross profit margins are expanding as we had anticipated, rising primarily on lower ocean freight costs and a decline in certain commodity costs.”

McCann added, “Our fiscal first quarter is comprised of everyday or just-because gift giving occasions, which has been challenged over the past year as consumers reduced their discretionary spending in response to the macro environment. As we look ahead to the holiday period in the current environment, we expect our sales trends to improve as our gifting business has historically proven to be more resilient during holiday periods. Consumers tend to view holiday gifting periods as being somewhat less discretionary. Our platform provides gift givers with a wide variety of options at many price points across our family of brands to help them find the perfect gift for everyone on their list. We look forward to delivering many smiles this holiday season.”

Segment Results

The Company provides Fiscal 2024 first quarter selected financial results for its Gourmet Foods and Gift Baskets, Consumer Floral and Gifts, and BloomNet segments in the tables attached to this release and as follows:

●

Gourmet Foods and Gift Baskets: Revenues for the quarter were $98.1 million, declining 9.3% compared with $108.2 million in the prior year period. Gross profit margin expanded 830 basis points to 31.5%, compared with 23.2% percent in the prior year period, improving on lower ocean freight costs, a decline in certain commodity prices, the Company’s strategic pricing initiatives, and better inventory management. Segment contribution margin[1] loss improved by $7.7 million to $11.0 million, compared with segment contribution margin[1] loss of $18.7 million in the prior year period. This improvement primarily reflects the gross margin improvement combined with more efficient marketing spend.

●

Consumer Floral & Gifts: Revenues for the quarter were $142.2 million, declining 12.3% compared with $162.2 million in the prior year period. Gross profit margin expanded 140 basis points to 39.6%, compared with 38.2% percent in the prior year period, improving on strategic pricing initiatives and lower ocean freight costs. Segment contribution margin[1] was $8.8 million, compared with segment contribution margin[1] of $10.8 million in the prior year period. The decline primarily reflects the impact of lower revenues.

●

BloomNet: Revenues for the quarter were $28.9 million, declining 13.5% compared with $33.4 million in the prior year period. Gross profit margin increased to 50.2%, compared with 43.4% in the prior year period, primarily reflecting strategic pricing initiatives, lower ocean freight costs, as well as product mix. Segment contribution margin[1] was $9.4 million, compared with $9.5 million in the prior year period.

Company Guidance

For Fiscal 2024, the Company continues to expect revenues to remain pressured by a challenging consumer environment, but year-over-year trends to continue to improve during the holiday period and into the second half of the fiscal year. The Company also expects continued improvement in gross margin.

As a result, the Company expects Fiscal 2024:

●	total revenues on a percentage basis to decline in the mid-single digits, as compared with the prior year;
●	adjusted EBITDA[1] to be in a range of $95 million to $100 million; and
●	Free Cash Flow[1] to be in a range of $60 million to $65 million.

Conference Call

The Company will conduct a conference call to discuss the above details and attached financial results today, November 2, at 8:00 a.m. (ET). The conference call will be webcast from the Investors section of the Company’s website at www.1800flowersinc.com. A recording of the call will be posted on the Investors section of the Company’s website within two hours of the call’s completion. A telephonic replay of the call can be accessed beginning at 2:00 p.m. (ET) today through November 9, 2023, at: (US) 1-877-344-7529; (Canada) 855-669-9658; (International) 1-412-317-0088; enter conference ID #: 3621353.

Definitions of non-GAAP Financial Measures:

We sometimes use financial measures derived from consolidated financial information, but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Certain of these are considered "non-GAAP financial measures" under the U.S. Securities and

Exchange Commission rules. Non-GAAP financial measures referred to in this document are either labeled as “non-GAAP” or designated as such with a “1”. See below for definitions and the reasons why we use these non-GAAP financial measures. Where applicable, see the Selected Financial Information below for reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures. Reconciliations for forward-looking figures would require unreasonable efforts at this time because of the uncertainty and variability of the nature and amount of certain components of various necessary GAAP components, including, for example, those related to compensation, tax items, amortization or others that may arise during the year, and the Company’s management believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The lack of such reconciling information should be considered when assessing the impact of such disclosures.

EBITDA and Adjusted EBITDA:

We define EBITDA as net income (loss) before interest, taxes, depreciation, and amortization. Adjusted EBITDA is defined as EBITDA adjusted for the impact of stock-based compensation, Non-Qualified Plan Investment appreciation/depreciation, and for certain items affecting period-to-period comparability. See Selected Financial Information for details on how EBITDA and Adjusted EBITDA were calculated for each period presented. The Company presents EBITDA and Adjusted EBITDA because it considers such information meaningful supplemental measures of its performance and believes such information is frequently used by the investment community in the evaluation of similarly situated companies. The Company uses EBITDA and Adjusted EBITDA as factors to determine the total amount of incentive compensation available to be awarded to executive officers and other employees. The Company's credit agreement uses EBITDA and Adjusted EBITDA to determine its interest rate and to measure compliance with certain covenants. EBITDA and Adjusted EBITDA are also used by the Company to evaluate and price potential acquisition candidates. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of the limitations are: (a) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, the Company's working capital needs; (b) EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and EBITDA does not reflect any cash requirements for such capital expenditures. EBITDA and Adjusted EBITDA should only be used on a supplemental basis combined with GAAP results when evaluating the Company's performance.

Segment Contribution Margin

We define Segment Contribution Margin as earnings before interest, taxes, depreciation, and amortization, before the allocation of corporate overhead expenses. See Selected Financial Information for details on how Segment Contribution Margin is calculated for each period presented. When viewed together with our GAAP results, we believe Segment Contribution Margin provides management and users of the financial statements meaningful information about the performance of our business segments. Segment Contribution Margin is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. The material limitation associated with the use of Segment Contribution Margin is that it is an incomplete measure of profitability as it does not include all operating expenses or non-operating income and expenses. Management compensates for this limitation when using these measures by looking at other GAAP measures, such as Operating Income and Net Income.

Free Cash Flow:

We define Free Cash Flow as net cash provided by operating activities less capital expenditures. The Company considers Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of fixed assets, which can then be used to, among other things, invest in the Company’s business, make strategic acquisitions, strengthen the balance sheet, and repurchase stock or retire debt. Free Cash Flow is a liquidity measure that is frequently used by the investment community in the evaluation of similarly situated companies. Since Free Cash Flow is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. A limitation of the utility of Free Cash Flow as a measure of financial performance is that it does not represent the total increase or decrease in the Company's cash balance for the period.

About 1-800-FLOWERS.COM, Inc.

1-800-FLOWERS.COM, Inc. is a leading provider of gifts designed to help inspire customers to give more, connect more, and build more and better relationships. The Company’s e-commerce business platform features an all-star family of brands, including: 1-800-Flowers.com®, 1-800-Baskets.com®, Cheryl’s Cookies®, Harry & David®, PersonalizationMall.com®, Shari’s Berries®, FruitBouquets.com®, Things Remembered®, Moose Munch®, The Popcorn Factory®, Wolferman’s Bakery®, Vital Choice®, and Simply Chocolate®. Through the Celebrations Passport® loyalty program, which provides members with free standard shipping and no service charge across our portfolio of brands, 1-800-FLOWERS.COM, Inc. strives to deepen relationships with customers. The Company also operates BloomNet®, an international floral and gift industry service provider offering a broad-range of products and services designed to help members grow their businesses profitably; Napco℠, a resource for floral gifts and seasonal décor; DesignPac Gifts, LLC, a manufacturer of gift baskets and towers; and Alice’s Table®, a lifestyle business offering fully digital floral, culinary and other experiences to guests across the country. 1-800-FLOWERS.COM, Inc. was recognized among the top 5 on the National Retail Federation’s 2021 Hot 25 Retailers list, which ranks the nation’s fastest-growing retail companies, and was named to the Fortune 1000 list in 2022. Shares in 1-800-FLOWERS.COM, Inc. are traded on the NASDAQ Global Select Market, ticker symbol: FLWS. For more information, visit 1800flowersinc.com or follow @1800FLOWERSInc on Twitter.

FLWS–COMP FLWS-FN

Special Note Regarding Forward Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events and can generally be identified using statements that include words such as “estimate,” “expects,” “project,” “believe,” “anticipate,” “intend,” “plan,”

“foresee,” “forecast,” “likely,” “will,” “target” or similar words or phrases. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of the

Company’s control, which could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, but not limited to, statements regarding the Company’s ability to achieve its guidance for the full Fiscal year; the Company’s ability to leverage its operating platform and reduce its operating expense ratio; its ability to sell through existing inventories; its ability to successfully integrate acquired businesses and assets; its ability to successfully execute its strategic initiatives; its ability to cost effectively acquire and retain customers; the outcome of contingencies, including legal proceedings in the normal course of business; its ability to compete against existing and new competitors; its ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; its ability to reduce promotional activities and achieve more efficient marketing programs; and general consumer sentiment and industry and economic conditions that may affect levels of discretionary customer purchases of the Company’s products. The Company undertakes no obligation to publicly update any of the forward-looking statements, whether because of new information, future events or otherwise, made in this release or in any of its SEC filings. Consequently, you should not consider any such list to be a complete set of all potential risks and uncertainties. For a more detailed description of these and other risk factors, refer to the Company’s SEC filings, including the Company’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.

Note: The following tables are an integral part of this press release without which the information presented in this press release should be considered incomplete.

1-800-FLOWERS.COM, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	October 1, 2023	July 2, 2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$8,375	$126,807
Trade receivables, net	44,239	20,419
Inventories	280,621	191,334
Prepaid and other	49,347	34,583
Total current assets	382,582	373,143

Property, plant and equipment, net	229,193	234,569
Operating lease right-of-use assets	120,499	124,715
Goodwill	153,376	153,376
Other intangibles, net	138,773	139,888
Other assets	26,925	25,739
Total assets	$1,051,348	$1,051,430

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$51,764	$52,588
Accrued expenses	142,695	141,914
Current maturities of long-term debt	45,000	10,000
Current portion of long-term operating lease liabilities	15,580	15,759
Total current liabilities	255,039	220,261

Long-term debt, net	184,071	186,391
Long-term operating lease liabilities	113,278	117,330
Deferred tax liabilities, net	30,555	31,134
Other liabilities	25,514	24,471
Total liabilities	608,457	579,587
Total stockholders’ equity	442,891	471,843
Total liabilities and stockholders’ equity	$1,051,348	$1,051,430

1-800-FLOWERS.COM, Inc. and Subsidiaries

Selected Financial Information

Consolidated Statements of Operations

(in thousands, except for per share data)

(unaudited)

	Three Months Ended
	October 1, 2023	October 2, 2022
Net revenues:
E-Commerce	$209,911	$238,922
Other	59,139	64,682
Total net revenues	269,050	303,604
Cost of revenues	167,122	202,146
Gross profit	101,928	101,458
Operating expenses:
Marketing and sales	82,518	89,139
Technology and development	15,304	14,740
General and administrative	28,489	26,245
Depreciation and amortization	13,194	12,694
Total operating expenses	139,505	142,818
Operating loss	(37,577)	(41,360)
Interest expense, net	3,482	2,821
Other expense, net	474	922
Loss before income taxes	(41,533)	(45,103)
Income tax benefit	(10,291)	(11,411)
Net loss	$(31,242)	$(33,692)

Basic and diluted net loss per common share	$(0.48)	$(0.52)

Basic and diluted weighted average shares used in the calculation of net loss per common share	64,785	64,538

1-800-FLOWERS.COM, Inc. and Subsidiaries

Selected Financial Information

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended
	October 1, 2023	October 2, 2022

Operating activities:
Net loss	$(31,242)	$(33,692)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13,194	12,694
Amortization of deferred financing costs	180	345
Deferred income taxes	(579)	(381)
Bad debt expense	586	265
Stock-based compensation	2,364	1,555
Other non-cash items	270	326
Changes in operating items:
Trade receivables	(24,407)	(25,416)
Inventories	(89,287)	(95,038)
Prepaid and other	(14,764)	(19,425)
Accounts payable and accrued expenses	(42)	11,742
Other assets and liabilities	(157)	702
Net cash used in operating activities	(143,884)	(146,323)

Investing activities:
Capital expenditures	(6,974)	(11,033)
Net cash used in investing activities	(6,974)	(11,033)

Financing activities:
Acquisition of treasury stock	(74)	-
Proceeds from bank borrowings	35,000	140,000
Repayment of bank borrowings	(2,500)	(5,000)
Debt issuance cost	-	333
Net cash provided by financing activities	32,426	135,333

Net change in cash and cash equivalents	(118,432)	(22,023)
Cash and cash equivalents:
Beginning of period	126,807	31,465
End of period	$8,375	$9,442

1-800-FLOWERS.COM, Inc. and Subsidiaries

Selected Financial Information – Category Information

(dollars in thousands)

(unaudited)

	Three Months Ended
	October 1, 2023	October 2, 2022	% Change
Net revenues:
Consumer Floral & Gifts	$142,194	$162,180	-12.3%
BloomNet	28,870	33,367	-13.5%
Gourmet Foods & Gift Baskets	98,109	108,228	-9.3%
Corporate	270	44	513.6%
Intercompany eliminations	(393)	(215)	-82.8%
Total net revenues	$269,050	$303,604	-11.4%

Gross profit:
Consumer Floral & Gifts	$56,322	$61,919	-9.0%
	39.6%	38.2%

BloomNet	14,498	14,487	0.1%
	50.2%	43.4%

Gourmet Foods & Gift Baskets	30,907	25,113	23.1%
	31.5%	23.2%

Corporate	201	(61)	429.5%
	74.4%	-138.6%

Total gross profit	$101,928	$101,458	0.5%
	37.9%	33.4%

EBITDA (non-GAAP):
Segment Contribution Margin (non-GAAP) (a):
Consumer Floral & Gifts	$8,826	$10,810	-18.4%
BloomNet	9,387	9,517	-1.4%
Gourmet Foods & Gift Baskets	(11,028)	(18,710)	41.1%
Segment Contribution Margin Subtotal	7,185	1,617	344.3%
Corporate (b)	(31,568)	(30,283)	-4.2%
EBITDA (non-GAAP)	(24,383)	(28,666)	14.9%
Add: Stock-based compensation	2,364	1,555	52.0%
Add: Compensation charge related to NQ Plan Investment Depreciation	(504)	(906)	44.4%
Adjusted EBITDA (non-GAAP)	$(22,523)	$(28,017)	19.6%

1-800-FLOWERS.COM, Inc. and Subsidiaries

Selected Financial Information

(in thousands)

(unaudited)

Reconciliation of net loss to adjusted EBITDA (non-GAAP):	Three Months Ended
	October 1, 2023	October 2, 2022

Net loss	$(31,242)	$(33,692)
Add: Interest expense and other, net	3,956	3,743
Add: Depreciation and amortization	13,194	12,694
Add: Income tax benefit	(10,291)	(11,411)
EBITDA	(24,383)	(28,666)
Add: Stock-based compensation	2,364	1,555
Add: Compensation charge related to NQ plan investment depreciation	(504)	(906)
Adjusted EBITDA	$(22,523)	$(28,017)

(a) Segment performance is measured based on segment contribution margin or segment Adjusted EBITDA, reflecting only the direct controllable revenue and operating expenses of the segments, both of which are non-GAAP measurements. As such, management’s measure of profitability for these segments does not include the effect of corporate overhead, described above, depreciation and amortization, other income (net), and other items that we do not consider indicative of our core operating performance.

(b) Corporate expenses consist of the Company’s enterprise shared service cost centers, and include, among other items, Information Technology, Human Resources, Accounting and Finance, Legal, Executive and Customer Service Center functions, as well as Stock-Based Compensation. In order to leverage the Company’s infrastructure, these functions are operated under a centralized management platform, providing support services throughout the organization. The costs of these functions, other than those of the Customer Service Center, which are allocated directly to the above categories based upon usage, are included within corporate expenses as they are not directly allocable to a specific segment.